Q4 News Release

Calgary, January 30, 2026	Exhibit 99.1

Imperial announces fourth quarter 2025 financial and operating results
•Quarterly net income of $492 million and quarterly net income excluding identified items1 of $968 million
•Cash flows from operating activities of $1,918 million
•Quarterly Upstream production of 444,000 gross oil-equivalent barrels per day, and the highest annual production in over 30 years of 438,000 gross oil-equivalent barrels per day
•Kearl quarterly production of 274,000 total gross oil-equivalent barrels per day (194,000 barrels Imperial's share), and annual total gross production of 280,000 barrels per day (199,000 barrels Imperial's share)
•Cold Lake quarterly production of 153,000 gross oil-equivalent barrels per day and annual production of 151,000 barrels per day
•Downstream refinery capacity utilization of 94 percent for the quarter and 93 percent for the year
•Returned $2,072 million to shareholders in the quarter with $361 million in dividend payments and $1,711 million of share repurchases
•Quarterly dividend increased by 20 percent from 72 cents to 87 cents per share

	Fourth quarter			Twelve months
millions of Canadian dollars, unless noted	2025	2024	∆I	2025	2024	∆I
Net income (loss) (U.S. GAAP)	492	1,225	(733)	3,268	4,790	(1,522)
Net income (loss) excluding identified items[1]	968	1,225	(257)	4,299	4,790	(491)
Net income (loss) per common share, assuming dilution (dollars)	1.00	2.37	(1.37)	6.48	9.03	(2.55)
Net income (loss) excluding identified items[1] per common share, assuming dilution (dollars)	1.97	2.37	(0.40)	8.53	9.03	(0.50)
Capital and exploration expenditures	651	423	+228	2,027	1,867	+160

Imperial reported estimated net income in the fourth quarter of $492 million, compared to net income of $539 million in the third quarter of 2025, primarily driven by lower upstream realizations. Excluding identified items1, estimated net income was $968 million compared to $1,094 million in the third quarter of 2025. Identified items1 in the fourth quarter related to Norman Wells end of field life acceleration and a separate one-time charge associated with the optimization of materials and supplies inventory.

Quarterly cash flows from operating activities were $1,918 million, up from $1,798 million generated in the third quarter of 2025. Cash flows from operating activities excluding working capital1 were $1,260 million – which included an unfavourable $325 million related to identified items1. Cash flows from operating activities excluding working capital1 were $1,600 million in the third quarter of 2025 – which included an unfavourable $149 million related to identified items1.

Full year estimated net income was $3,268 million with cash flows from operating activities of $6,708 million. Excluding identified items1, full year estimated net income was $4,299 million. Full-year cash flows from operating activities excluding the impacts of working capital1 were $6,033 million – which included an unfavourable $474 million related to identified items1.

“This past year demonstrated the strength of our integrated business model, as we achieved record annual crude production, deployed advantaged technology at Cold Lake, and started up Canada's largest renewable diesel facility," said John Whelan, chairman, president and chief executive officer. "Looking ahead, we are confident in our plans to profitably grow volumes, lower unit cash costs1, and progress our restructuring, while maintaining our focus on safety and operational excellence."

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

Q4 News Release

Upstream production in the quarter averaged 444,000 gross oil-equivalent barrels per day. At Kearl, quarterly total gross production averaged 274,000 barrels per day (194,000 barrels Imperial's share) with operations impacted by wet weather early in the quarter. Cold Lake averaged 153,000 barrels per day with first oil achieved at our new Leming SAGD project. The company's share of Syncrude production in the quarter averaged 87,000 gross barrels per day and contributed to annual production of 79,000 barrels per day.

Downstream throughput in the quarter averaged 408,000 barrels per day, impacted by the planned Sarnia turnaround and additional maintenance in the company's eastern manufacturing hub, resulting in an overall refinery capacity utilization of 94 percent. Petroleum product sales averaged 479,000 barrels per day. Full-year throughput averaged 402,000 barrels per day with capacity utilization of 93 percent and petroleum product sales of 470,000 barrels per day.

During the quarter, Imperial returned $2,072 million to shareholders through dividend payments and share repurchases under the accelerated normal course issuer bid (NCIB) program.

“Our corporate strategy, capital expenditure plans and efficiency initiatives, including restructuring, give me confidence in our ability to continue to grow shareholder value and returns,” said Whelan. “I am pleased to announce a 20 percent increase in our dividend to 87 cents per share."

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

IMPERIAL OIL LIMITED
Fourth quarter highlights
•Net income of $492 million or $1.00 per share on a diluted basis, compared to $1,225 million or $2.37 per share in the fourth quarter of 2024. Results in the current quarter include identified items1 of $320 million after-tax related to the Norman Wells end of field life acceleration and a separate one-time $156 million after-tax charge associated with the optimization of materials and supplies inventory.
•Cash flows from operating activities of $1,918 million, up from cash flows from operating activities of $1,789 million in the fourth quarter of 2024. Cash flows from operating activities excluding working capital1 of $1,260 million – which included an unfavourable $325 million related to the identified items1 – compared to $1,650 million in the fourth quarter of 2024.
•Capital and exploration expenditures totaled $651 million, up from $423 million in the fourth quarter of 2024.
•The company returned $2,072 million to shareholders in the fourth quarter of 2025, including $361 million in dividends paid and $1,711 million with the successful completion of its accelerated share repurchases under the NCIB.
•Upstream production averaged 444,000 gross oil-equivalent barrels per day, compared to 460,000 gross oil-equivalent barrels per day in the fourth quarter of 2024, with Kearl operations impacted by wet weather early in the quarter.
•Total gross bitumen production at Kearl averaged 274,000 barrels per day (194,000 barrels Imperial's share), compared to 299,000 barrels per day (212,000 barrels Imperial's share) in the fourth quarter of 2024, as operations were impacted by wet weather early in the quarter.
•Gross bitumen production at Cold Lake averaged 153,000 barrels per day, compared to 157,000 barrels per day in the fourth quarter of 2024.
•Cold Lake Leming SAGD project achieved first oil and, as expected, is currently ramping up to a peak of around 9,000 barrels per day.
•The company's share of gross production from Syncrude averaged 87,000 barrels per day, up from 81,000 barrels per day in the fourth quarter of 2024.
•Announced plans to accelerate cessation of production at Norman Wells in the Northwest Territories to the end of the third quarter of 2026 as the asset reaches end of economic field life.
•Refinery throughput averaged 408,000 barrels per day, compared to 411,000 barrels per day in the fourth quarter of 2024, primarily due to additional maintenance in the company's eastern manufacturing hub. Capacity utilization was 94 percent, compared to 95 percent in the fourth quarter of 2024.
•Petroleum product sales were 479,000 barrels per day, up from 458,000 barrels per day in the fourth quarter of 2024, driven by higher volumes in the supply and retail channels, supported by a growing number of retail sites nationwide.
•Chemical net income of $9 million in the quarter, compared to $21 million in the fourth quarter of 2024.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Recent business environment

During the fourth quarter of 2025, the price of crude oil decreased relative to the third quarter of 2025 due to global supply outpacing demand resulting in inventory builds. The Canadian WTI/WCS spread widened as seasonal weakening in heavy crude demand coincided with an increase in WCS supply. Industry refining margins improved in the fourth quarter of 2025, influenced by geopolitical factors and supply disruptions.

Operating results
Fourth quarter 2025 vs. fourth quarter 2024

	Fourth Quarter
millions of Canadian dollars, unless noted	2025	2024
Net income (loss) (U.S. GAAP)	492	1,225
Net income (loss) per common share, assuming dilution (dollars)	1.00	2.37
Net income (loss) excluding identified items[1]	968	1,225

Current quarter results include identified items1 of $320 million after-tax ($421 million before-tax) related to the Norman Wells end of field life acceleration and a separate one-time $156 million after-tax ($206 million before-tax) charge associated with the optimization of materials and supplies inventory.

Upstream
Net income (loss) factor analysis
millions of Canadian dollars

Price – Average bitumen realizations decreased by $12.58 per barrel, primarily driven by lower marker prices partially offset by favourable diluent and narrowing WTI/WCS spread. Synthetic crude oil realizations decreased by $19.03 per barrel, primarily driven by lower WTI and a weaker Synthetic/WTI spread.

Volume – Lower volumes were impacted by wet weather early in the quarter at Kearl.

Royalty – Lower royalties were primarily driven by lower commodity prices.
Identified items1 – $320 million after-tax ($421 million before-tax) related to the Norman Wells end of field life acceleration and a separate one-time $100 million after-tax ($131 million before-tax) charge associated with the Upstream portion of the optimization of materials and supplies inventory.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Marker prices and average realizations

	Fourth Quarter
Canadian dollars, unless noted	2025	2024
West Texas Intermediate (US$ per barrel)	59.14	70.30
Western Canada Select (US$ per barrel)	47.94	57.73
WTI/WCS Spread (US$ per barrel)	11.20	12.57
Bitumen (per barrel)	59.00	71.58
Synthetic crude oil (per barrel)	80.07	99.10
Average foreign exchange rate (US$)	0.72	0.72

Production

	Fourth Quarter
thousands of barrels per day	2025	2024
Kearl (Imperial's share)	194	212
Cold Lake	153	157
Syncrude	87	81

Kearl total gross production (thousands of barrels per day)	274	299

Lower production at Kearl was impacted by wet weather early in the quarter.

Downstream
Net income (loss) factor analysis
millions of Canadian dollars

Margins – Higher margins primarily reflect improved market conditions.

Other – Primarily due to higher operating expenses of about $80 million, including higher energy costs, additional maintenance in the company's eastern manufacturing hub and additional operating costs from the start-up of the Strathcona renewable diesel facility.

Refinery utilization and petroleum product sales

	Fourth Quarter
thousands of barrels per day, unless noted	2025	2024
Refinery throughput	408	411
Refinery capacity utilization (percent)	94	95
Petroleum product sales	479	458

Lower refinery throughput was primarily due to additional maintenance in the company's eastern manufacturing hub.

Higher petroleum product sales were primarily due to higher volumes in the supply and retail channels, supported by a growing number of retail sites nationwide.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Chemicals
Net income (loss) factor analysis
millions of Canadian dollars

Corporate and other

	Fourth Quarter
millions of Canadian dollars	2025	2024
Net income (loss) (U.S. GAAP)	(34)	(30)

Liquidity and capital resources

	Fourth Quarter
millions of Canadian dollars	2025	2024
Cash flows from (used in):
Operating activities	1,918	1,789
Investing activities	(561)	(404)
Financing activities	(2,076)	(1,896)
Increase (decrease) in cash and cash equivalents	(719)	(511)

Cash and cash equivalents at period end	1,142	979

Cash flows from operating activities primarily reflect favourable working capital impacts.

Cash flows used in investing activities primarily reflect higher additions to property, plant and equipment.

Cash flows used in financing activities primarily reflect:

	Fourth Quarter
millions of Canadian dollars, unless noted	2025	2024
Dividends paid	361	317
Per share dividend paid (dollars)	0.72	0.60
Share repurchases (a)	1,711	1,475
Number of shares purchased (millions) (a)	13.3	14.4
(a)Share repurchases were made under the company’s normal course issuer bid program, and include shares purchased from Exxon Mobil Corporation.

The company completed share repurchases under its normal course issuer bid on December 17, 2025.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Full-year 2025 vs. full-year 2024

	Twelve Months
millions of Canadian dollars, unless noted	2025	2024
Net income (loss) (U.S. GAAP)	3,268	4,790
Net income (loss) per common share, assuming dilution (dollars)	6.48	9.03
Net income (loss) excluding identified items[1]	4,299	4,790
Current year results include identified items1 of: $320 million after-tax ($421 million before-tax) related to the Norman Wells end of field life acceleration; a $306 million after-tax ($406 million before-tax) non-cash impairment charge of the Calgary Imperial Campus; a $249 million after-tax ($330 million before-tax) restructuring charge; and a one-time $156 million after-tax ($206 million before-tax) charge associated with the optimization of materials and supplies inventory.

Upstream
Net income (loss) factor analysis
millions of Canadian dollars
Price – Average bitumen realizations decreased by $7.52 per barrel, primarily driven by lower marker prices partially offset by narrowing WTI/WCS spread and favourable diluent. Synthetic crude oil realizations decreased by $12.92 per barrel, primarily driven by lower WTI.

Volume – Inventory impacts partially offset by higher production.

Royalty – Lower royalties were primarily driven by lower commodity prices.

Other – Primarily due to favourable foreign exchange impacts of about $190 million.
Identified items1 – $320 million after-tax ($421 million before-tax) related to the Norman Wells end of field life acceleration and a separate one-time $100 million after-tax ($131 million before-tax) charge associated with the Upstream portion of the optimization of materials and supplies inventory.

Marker prices and average realizations

	Twelve Months
Canadian dollars, unless noted	2025	2024
West Texas Intermediate (US$ per barrel)	64.73	75.78
Western Canada Select (US$ per barrel)	53.76	61.04
WTI/WCS Spread (US$ per barrel)	10.97	14.74
Bitumen (per barrel)	67.01	74.53
Synthetic crude oil (per barrel)	88.99	101.91
Average foreign exchange rate (US$)	0.72	0.73

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Production

	Twelve Months
thousands of barrels per day	2025	2024
Kearl (Imperial's share)	199	200
Cold Lake	151	148
Syncrude (a)	79	75

Kearl total gross production (thousands of barrels per day)	280	281
(a)In 2025, Syncrude gross production included about 2 thousand barrels per day of bitumen and other products (2024 - 1 thousand barrels per day) that were exported to the operator's facilities using an existing interconnect pipeline.

Downstream
Net income (loss) factor analysis
millions of Canadian dollars

Margins – Higher margins primarily reflect improved market conditions.

Other – Primarily due to higher operating expenses of about $140 million driven by higher energy costs, additional maintenance in the company's eastern manufacturing hub of about $70 million, and unfavourable wholesale volume impacts of about $60 million, partially offset by lower turnaround impacts of about $100 million.

Refinery utilization and petroleum product sales

	Twelve Months
thousands of barrels per day, unless noted	2025	2024
Refinery throughput	402	399
Refinery capacity utilization (percent)	93	92
Petroleum product sales	470	466

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Chemicals
Net income (loss) factor analysis
millions of Canadian dollars
Margins – Lower margins primarily reflect weaker industry polyethylene margins.

Corporate and other

	Twelve Months
millions of Canadian dollars	2025	2024
Net income (loss) (U.S. GAAP)	(804)	(129)
Current year results include identified items1 of a $306 million after-tax ($406 million before-tax) non-cash impairment charge of the Calgary Imperial Campus and a $249 million after-tax ($330 million before-tax) restructuring charge; results also reflect higher incentive compensation as a result of the higher share price.

Liquidity and capital resources

	Twelve Months
millions of Canadian dollars	2025	2024
Cash flows from (used in):
Operating activities	6,708	5,981
Investing activities	(1,892)	(1,825)
Financing activities	(4,653)	(4,041)
Increase (decrease) in cash and cash equivalents	163	115

Cash flows from operating activities primarily reflect favourable working capital impacts.

Cash flows used in investing activities primarily reflect higher additions to property, plant and equipment.

Cash flows used in financing activities primarily reflect:

	Twelve Months
millions of Canadian dollars, unless noted	2025	2024
Dividends paid	1,401	1,238
Per share dividend paid (dollars)	2.76	2.30
Share repurchases (a)	3,180	2,681
Number of shares purchased (millions) (a)	25.5	26.8
(a)Share repurchases were made under the company’s normal course issuer bid program, and include shares purchased from Exxon Mobil Corporation.

On June 23, 2025, the company announced by news release that it had received final approval from the Toronto Stock Exchange for a new normal course issuer bid to continue its then-existing share purchase program. The program enabled the company to purchase up to a maximum of 25,452,248 common shares during the period June 29, 2025 to June 28, 2026. The program completed on December 17, 2025 as a result of the company purchasing the maximum allowable number of shares under the program.

Key financial and operating data follow.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Forward-looking statements

Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans, are forward-looking statements. Similarly, discussion of roadmaps or future plans related to carbon capture, transportation and storage, biofuel, hydrogen, and other future plans to reduce emissions and emission intensity of the company, its affiliates and third parties are dependent on future market factors, such as continued technological progress, policy support and timely rule-making and permitting, and represent forward-looking statements. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, goal, seek, estimate, expect, future, continue, likely, may, should, will and similar references to future periods. Forward-looking statements in this report include, but are not limited to, references to the strength of the company’s integrated business model; the company’s plans to grow volumes, lower unit cash costs and progress the restructuring, while maintaining focus on safety and operational excellence; expected impacts of the company's strategy, capital expenditure plans and efficiency initiatives including restructuring, including impacts on the ability to grow shareholder value and returns; the company’s Leming SAGD redevelopment project, including timing and anticipated peak production; and the cessation of production at Norman Wells, including impacts and timing.

Forward-looking statements are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning future energy demand, supply and mix; production rates, growth and mix across various assets; project plans, timing, costs, technical evaluations and capacities and the company’s ability to effectively execute on these plans and operate its assets, including the Strathcona renewable diesel project and the Leming SAGD redevelopment project; the adoption and impact of new facilities or technologies on reductions to greenhouse gas emissions intensity, including but not limited to technologies using solvents to replace energy intensive steam at Cold Lake, Strathcona renewable diesel, carbon capture and storage including in connection with hydrogen for the renewable diesel project, recovery technologies and efficiency projects, and any changes in the scope, terms, or costs of such projects; for shareholder returns, assumptions such as cash flow forecasts, financing sources and capital structure, participation of the company’s majority shareholder in the normal course issuer bid, and the results of periodic and ongoing evaluation of alternate uses of capital; the amount and timing of emissions reductions, including the impact of lower carbon fuels; the degree and timeliness of support that will be provided by policymakers and other stakeholders for various new technologies such as carbon capture and storage will be provided; receipt of regulatory approvals in a timely manner, especially with respect to large scale emissions reduction projects; availability and performance of third-party service providers including service providers located outside of Canada and ExxonMobil global capability centres; refinery utilization and product sales; applicable laws and government policies, including with respect to climate change, greenhouse gas emissions reductions and low carbon fuels; the ability to offset any ongoing or renewed inflationary pressures; capital and environmental expenditures; cash generation, financing sources and capital structure, such as dividends and shareholder returns, including the timing and amounts of share repurchases; and commodity prices, foreign exchange rates and general market conditions, could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, and petroleum and petrochemical products and resulting price, differential and margin impacts, including Canadian and foreign government action with respect to supply levels, prices, trade tariffs, trade controls or sanctions, the occurrence of disruptions in trade alliances or agreements or a broader breakdown in global trade, and disruptions in military alliances or wars; political or regulatory events, including changes in law or government policy, applicable royalty rates, and tax laws; third-party opposition to company and service provider operations, projects and infrastructure; competition from alternative energy sources and competitors who may be more experienced or established in these markets; availability and allocation of capital; the receipt, in a timely manner, of regulatory and third-party approvals, including for new technologies relating to the company’s lower emissions business activities; failure, delay, reduction, revocation or uncertainty regarding supportive policy and market development for the adoption of emerging lower emission energy technologies and other technologies that support emissions reductions; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; unanticipated technical or operational difficulties; project management and schedules and timely completion of projects; the results of research programs and new technologies, including with respect to greenhouse gas emissions, and the ability to bring new technologies to scale on a commercially competitive basis, and the competitiveness of alternative energy and other emission reduction technologies; availability and performance of third-party service providers including those located outside of Canada and ExxonMobil global capability centres; environmental risks inherent in oil and gas

IMPERIAL OIL LIMITED
exploration and production activities; effectiveness of company risk management programs and emergency response preparedness; operational hazards and risks; cybersecurity incidents including incidents caused by actors employing emerging technologies such as artificial intelligence; currency exchange rates; general economic conditions, including inflation and the occurrence and duration of economic recessions or downturns; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Forward-looking and other statements regarding Imperial's environmental, social and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in the company's filings with securities regulators. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making. Individual projects or opportunities may advance based on a number of factors, including availability of stable and supportive policy, technology for cost-effective abatement, company planning process, and alignment with partners and other stakeholders.

In this release all dollar amounts are expressed in Canadian dollars unless otherwise stated. This release should be read in conjunction with Imperial’s most recent Form 10-K. Note that numbers may not add due to rounding.

The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

In this release, unless the context otherwise indicates, reference to “the company” or “Imperial” includes Imperial Oil Limited and its subsidiaries.

IMPERIAL OIL LIMITED

	Attachment I

	Fourth Quarter		Twelve Months
millions of Canadian dollars, unless noted	2025	2024	2025	2024

Net income (loss) (U.S. GAAP)
Total revenues and other income	11,280	12,607	47,078	51,532
Total expenses	10,651	11,032	42,816	45,293
Income (loss) before income taxes	629	1,575	4,262	6,239
Income taxes	137	350	994	1,449
Net income (loss)	492	1,225	3,268	4,790

Net income (loss) per common share (dollars)	1.01	2.38	6.50	9.05
Net income (loss) per common share - assuming dilution (dollars)	1.00	2.37	6.48	9.03

Other financial data
Gain (loss) on asset sales, after-tax	5	11	(9)	16

Total assets at December 31			42,309	42,938

Total debt at December 31			3,997	4,011

Shareholders' equity at December 31			22,254	23,473

Dividends declared on common stock
Total	350	307	1,444	1,267
Per common share (dollars)	0.72	0.60	2.88	2.40

Millions of common shares outstanding
At December 31			483.6	509.0
Average - assuming dilution	490.4	516.5	504.0	530.6

IMPERIAL OIL LIMITED

	Attachment II

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2025	2024	2025	2024

Total cash and cash equivalents at period end	1,142	979	1,142	979

Operating activities
Net income (loss)	492	1,225	3,268	4,790
Adjustments for non-cash items:
Depreciation and depletion (includes impairments)	659	529	2,579	1,983
(Gain) loss on asset sales	(6)	(13)	5	(18)
Deferred income taxes and other	75	44	(156)	(142)
Changes in operating assets and liabilities	658	139	675	(495)
All other items - net	40	(135)	337	(137)
Cash flows from (used in) operating activities	1,918	1,789	6,708	5,981

Investing activities
Additions to property, plant and equipment	(632)	(423)	(2,005)	(1,867)
Proceeds from asset sales	67	18	101	25
Additional investments	—	—	(4)	—
Loans to equity companies - net	4	1	16	17
Cash flows from (used in) investing activities	(561)	(404)	(1,892)	(1,825)
Cash flows from (used in) financing activities	(2,076)	(1,896)	(4,653)	(4,041)

IMPERIAL OIL LIMITED

	Attachment III

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2025	2024	2025	2024

Net income (loss) (U.S. GAAP)
Upstream	(2)	878	2,121	3,262
Downstream	519	356	1,869	1,486
Chemical	9	21	82	171
Corporate and other	(34)	(30)	(804)	(129)
Net income (loss)	492	1,225	3,268	4,790

Revenues and other income
Upstream	3,599	4,686	15,950	18,015
Downstream	12,421	14,101	52,090	56,944
Chemical	306	357	1,377	1,449
Eliminations / Corporate and other	(5,046)	(6,537)	(22,339)	(24,876)
Revenues and other income	11,280	12,607	47,078	51,532

Purchases of crude oil and products
Upstream	1,420	1,888	6,263	7,367
Downstream	10,500	12,307	45,017	49,856
Chemical	199	243	923	916
Eliminations / Corporate and other	(5,059)	(6,550)	(22,396)	(24,955)
Purchases of crude oil and products	7,060	7,888	29,807	33,184

Production and manufacturing
Upstream	1,614	1,203	5,015	4,644
Downstream	607	462	1,992	1,741
Chemical	70	60	241	197
Eliminations / Corporate and other	3	4	21	17
Production and manufacturing	2,294	1,729	7,269	6,599

Selling and general
Upstream	—	—	—	—
Downstream	207	203	725	706
Chemical	17	21	81	92
Eliminations / Corporate and other	30	31	580	147
Selling and general	254	255	1,386	945

Capital and exploration expenditures
Upstream	508	221	1,480	1,078
Downstream	120	137	412	572
Chemical	3	19	11	30
Corporate and other	20	46	124	187
Capital and exploration expenditures	651	423	2,027	1,867
Exploration expenses charged to Upstream income included above	4	—	7	3

IMPERIAL OIL LIMITED

	Attachment IV

Operating statistics	Fourth Quarter		Twelve Months
	2025	2024	2025	2024

Gross crude oil production (thousands of barrels per day)
Kearl	194	212	199	200
Cold Lake	153	157	151	148
Syncrude (a)	87	81	79	75
Conventional	5	5	4	5
Total crude oil production	439	455	433	428

Gross natural gas production (millions of cubic feet per day)	32	29	29	30

Gross oil-equivalent production (b)	444	460	438	433
(thousands of oil-equivalent barrels per day)

Net crude oil production (thousands of barrels per day)
Kearl	185	200	188	186
Cold Lake	126	118	122	113
Syncrude (a)	75	66	68	62
Conventional	3	5	4	5
Total crude oil production	389	389	382	366

Net natural gas production (millions of cubic feet per day)	32	29	29	30

Net oil-equivalent production (b)	394	394	387	371
(thousands of oil-equivalent barrels per day)

Kearl blend sales (thousands of barrels per day)	272	295	276	276
Cold Lake blend sales (thousands of barrels per day)	200	207	199	196

Average realizations (Canadian dollars)
Bitumen (per barrel)	59.00	71.58	67.01	74.53
Synthetic crude oil (per barrel)	80.07	99.10	88.99	101.91
Conventional crude oil (per barrel)	2.15	42.73	33.10	55.63

Refinery throughput (thousands of barrels per day)	408	411	402	399
Refinery capacity utilization (percent)	94	95	93	92

Petroleum product sales (thousands of barrels per day)
Gasolines	231	222	224	223
Heating, diesel and jet fuels	177	174	177	175
Lube oils and other products	48	43	48	46
Heavy fuel oils	23	19	21	22
Net petroleum products sales	479	458	470	466
Petrochemical sales (thousands of tonnes)	159	174	683	684
(a)Syncrude gross and net production included bitumen and other products that were exported to the operator’s facilities using an existing interconnect pipeline.

Gross bitumen and other products production (thousands of barrels per day)	—	—	2	1
Net bitumen and other products production (thousands of barrels per day)	—	—	1	—
(b)Gas converted to oil-equivalent at six million cubic feet per one thousand barrels.

IMPERIAL OIL LIMITED

	Attachment V

		Net income (loss) per
	Net income (loss) (U.S. GAAP)	common share - diluted (a)
	millions of Canadian dollars	Canadian dollars

2021
First Quarter	392	0.53
Second Quarter	366	0.50
Third Quarter	908	1.29
Fourth Quarter	813	1.18
Year	2,479	3.48

2022
First Quarter	1,173	1.75
Second Quarter	2,409	3.63
Third Quarter	2,031	3.24
Fourth Quarter	1,727	2.86
Year	7,340	11.44

2023
First Quarter	1,248	2.13
Second Quarter	675	1.15
Third Quarter	1,601	2.76
Fourth Quarter	1,365	2.47
Year	4,889	8.49

2024
First Quarter	1,195	2.23
Second Quarter	1,133	2.11
Third Quarter	1,237	2.33
Fourth Quarter	1,225	2.37
Year	4,790	9.03

2025
First Quarter	1,288	2.52
Second Quarter	949	1.86
Third Quarter	539	1.07
Fourth Quarter	492	1.00
Year	3,268	6.48
(a)Computed using the average number of shares outstanding during each period. The sum of the quarters presented may not add to the year total.

IMPERIAL OIL LIMITED
Attachment VI

Non-GAAP financial measures and other specified financial measures
Certain measures included in this document are not prescribed by U.S. Generally Accepted Accounting Principles (GAAP). These measures constitute "non-GAAP financial measures" under Securities and Exchange Commission Regulation G and Item 10(e) of Regulation S-K, and "specified financial measures" under National Instrument 52-112 Non-GAAP and Other Financial Measures Disclosure of the Canadian Securities Administrators.
Reconciliation of these non-GAAP financial measures to the most comparable GAAP measure, and other information required by these regulations, have been provided. Non-GAAP financial measures and specified financial measures are not standardized financial measures under GAAP and do not have a standardized definition. As such, these measures may not be directly comparable to measures presented by other companies, and should not be considered a substitute for GAAP financial measures.
Cash flows from (used in) operating activities excluding working capital
Cash flows from (used in) operating activities excluding working capital is a non-GAAP financial measure that is the total cash flows from operating activities less the changes in operating assets and liabilities in the period. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. Management believes it is useful for investors to consider these numbers in comparing the underlying performance of the company’s business across periods when there are significant period-to-period differences in the amount of changes in working capital. Changes in working capital is equal to “Changes in operating assets and liabilities” as disclosed in the company’s Consolidated statement of cash flows and in Attachment II of this document. This measure assesses the cash flows at an operating level, and as such, does not include proceeds from asset sales as defined in Cash flows from operating activities and asset sales in the Frequently Used Terms section of the company’s annual Form 10-K.
Reconciliation of cash flows from (used in) operating activities excluding working capital

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2025	2024	2025	2024
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	1,918	1,789	6,708	5,981

Less changes in working capital
Changes in operating assets and liabilities	658	139	675	(495)
Cash flows from (used in) operating activities excl. working capital (a)	1,260	1,650	6,033	6,476
(a)Includes unfavourable impacts of $325 million in the fourth quarter and $474 million in 2025 related to identified items1.

IMPERIAL OIL LIMITED
Free cash flow
Free cash flow is a non-GAAP financial measure that is cash flows from operating activities less additions to property, plant and equipment and equity company investments plus proceeds from asset sales. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. This measure is used to evaluate cash available for financing activities (including but not limited to dividends and share purchases) after investment in the business.
Reconciliation of free cash flow

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2025	2024	2025	2024
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	1,918	1,789	6,708	5,981

Cash flows from (used in) investing activities
Additions to property, plant and equipment	(632)	(423)	(2,005)	(1,867)
Proceeds from asset sales	67	18	101	25
Additional investments	—	—	(4)	—
Loans to equity companies - net	4	1	16	17
Free cash flow	1,357	1,385	4,816	4,156

IMPERIAL OIL LIMITED
Net income (loss) excluding identified items
Net income (loss) excluding identified items is a non-GAAP financial measure that is total net income (loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $100 million in a given quarter. Net income (loss) excluding identified items per common share is a non-GAAP ratio which is calculated by dividing Net income (loss) excluding identified items by the weighted-average number of common shares outstanding, assuming dilution. The net income (loss) impact of an identified item for an individual segment may be less than $100 million when the item impacts several segments or several periods. The most directly comparable financial measure that is disclosed in the financial statements is "Net income (loss)" within the company’s Consolidated statement of income. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results. The company believes this view provides investors increased transparency into business results and trends, and provides investors with a view of the business as seen through the eyes of management. Net income (loss) excluding identified items is not meant to be viewed in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. All identified items are presented on an after-tax basis.
Reconciliation of net income (loss) excluding identified items

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2025	2024	2025	2024
From Imperial's Consolidated statement of income
Net income (loss) (U.S. GAAP)	492	1,225	3,268	4,790

Less identified items included in Net income (loss)
Impairments	(264)	—	(570)	—
Restructuring charges	—	—	(249)	—
Other (a)	(212)	—	(212)	—
Subtotal of identified items	(476)	—	(1,031)	—

Net income (loss) excluding identified items	968	1,225	4,299	4,790
(a) Contractual obligations associated with the Norman Wells end of field life acceleration.

Reconciliation of net income (loss) excluding identified items per common share, assuming dilution

	Fourth Quarter		Twelve Months
Canadian dollars	2025	2024	2025	2024
From Imperial's Consolidated statement of income
Net income (loss) per common share, assuming dilution	1.00	2.37	6.48	9.03

Less identified items included in Net income (loss) per common share, assuming dilution
Impairments	(0.54)	—	(1.14)	—
Restructuring charges	—	—	(0.49)	—
Other	(0.43)	—	(0.42)	—
Subtotal of identified items per common share, assuming dilution	(0.97)	—	(2.05)	—

Net income (loss) excluding identified items per common share, assuming dilution	1.97	2.37	8.53	9.03

IMPERIAL OIL LIMITED
Cash operating costs (cash costs)
Cash operating costs is a non-GAAP financial measure that consists of total expenses, less purchases of crude oil and products, federal excise taxes and fuel charge, financing, and costs that are non-cash in nature, including depreciation and depletion, and non-service pension and postretirement benefit. The components of cash operating costs include "Production and manufacturing", "Selling and general" and "Exploration" from the company’s Consolidated statement of income, and as disclosed in Attachment III of this document. The sum of these income statement lines serves as an indication of cash operating costs and does not reflect the total cash expenditures of the company. The most directly comparable financial measure that is disclosed in the financial statements is "Total expenses" within the company’s Consolidated statement of income. This measure is useful for investors to understand the company’s efforts to optimize cash through disciplined expense management.
Reconciliation of cash operating costs

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2025	2024	2025	2024
From Imperial's Consolidated statement of income
Total expenses	10,651	11,032	42,816	45,293
Less:
Purchases of crude oil and products	7,060	7,888	29,807	33,184
Federal excise taxes and fuel charge	371	627	1,715	2,535
Depreciation and depletion (includes impairments)	659	529	2,579	1,983
Non-service pension and postretirement benefit	5	—	41	3
Financing	4	4	12	41
Cash operating costs	2,552	1,984	8,662	7,547
Components of cash operating costs

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2025	2024	2025	2024
From Imperial's Consolidated statement of income
Production and manufacturing	2,294	1,729	7,269	6,599
Selling and general	254	255	1,386	945
Exploration	4	—	7	3
Cash operating costs	2,552	1,984	8,662	7,547
Segment contributions to total cash operating costs

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2025	2024	2025	2024
Upstream	1,618	1,203	5,022	4,647
Downstream	814	665	2,717	2,447
Chemicals	87	81	322	289
Eliminations / Corporate and other	33	35	601	164
Cash operating costs	2,552	1,984	8,662	7,547

IMPERIAL OIL LIMITED
Unit cash operating costs (unit cash costs)
Unit cash operating costs is a non-GAAP ratio. Unit cash operating costs (unit cash costs) is calculated by dividing cash operating costs by total gross oil-equivalent production, and is calculated for the Upstream segment, as well as the major Upstream assets. Cash operating costs is a non-GAAP financial measure and is disclosed and reconciled above. This measure is useful for investors to understand the expense management efforts of the company’s major assets as a component of the overall Upstream segment. Unit cash operating cost, as used by management, does not directly align with the definition of “Average unit production costs” as set out by the U.S. Securities and Exchange Commission (SEC), and disclosed in the company’s SEC Form 10-K.
Components of unit cash operating costs

	Fourth Quarter
	2025				2024
millions of Canadian dollars	Upstream (a)	Kearl (b)	Cold Lake (b)	Syncrude	Upstream (a)	Kearl	Cold Lake	Syncrude
Production and manufacturing	1,614	591	313	384	1,203	514	285	359
Selling and general	—	—	—	—	—	—	—	—
Exploration	4	—	—	—	—	—	—	—
Cash operating costs	1,618	591	313	384	1,203	514	285	359

Gross oil-equivalent production	444	194	153	87	460	212	157	81
(thousands of barrels per day)

Unit cash operating cost ($/oeb)	39.61	33.11	22.24	47.98	28.43	26.35	19.73	48.17
USD converted at the quarterly average forex 2025 US$0.72; 2024 US$0.72	28.52	23.84	16.01	34.55	20.47	18.97	14.21	34.68
Components of unit cash operating costs

	Twelve Months
	2025				2024
millions of Canadian dollars	Upstream (a)	Kearl (b)	Cold Lake (b)	Syncrude	Upstream (a)	Kearl	Cold Lake	Syncrude
Production and manufacturing	5,015	1,967	1,123	1,435	4,644	1,973	1,094	1,414
Selling and general	—	—	—	—	—	—	—	—
Exploration	7	—	—	—	3	—	—	—
Cash operating costs	5,022	1,967	1,123	1,435	4,647	1,973	1,094	1,414

Gross oil-equivalent production	438	199	151	79	433	200	148	75
(thousands of barrels per day)

Unit cash operating cost ($/oeb)	31.41	27.08	20.38	49.77	29.32	26.95	20.20	51.51
USD converted at the YTD average forex 2025 US$0.72; 2024 US$0.73	22.62	19.50	14.67	35.83	21.40	19.67	14.75	37.60
(a)Upstream includes Imperial's share of Kearl, Cold Lake, Syncrude and other.
(b)Includes an unfavourable one-time charge associated with the optimization of materials and supplies inventory of $109 million before-tax for Kearl and $21 million before-tax for Cold Lake.